Exhibit 10.36

GUARANTOR ACKNOWLEDGEMENT AND CONSENT

The undersigned Guarantors do hereby acknowledge that they have executed that certain Limited Loan Guaranty Agreement dated effective as of July 3, 2013 (the “Guaranty Agreement”), guaranteeing Borrower’s payment and performance of the Note and the Loan Documents up to an amount equal to $ 15,000,000.00 (the “Original Limitation”), which Original Limitation has been reduced to $7,500,000 (the “Current Limitation”) due to Borrower reaching certain financial milestones, as provided in the Guaranty Agreement. Each Guarantor hereby consents to the execution of that certain First Modification to Loan and Security Agreement executed of even date herewith. Each Guarantor hereby reaffirms the Guaranty Agreement in favor of Lender up to the Current Limitation. Guarantor acknowledges and agrees that the aforesaid Guaranty Agreement is hereby amended to guaranty, up to the Current Limitation, the Amended Note which is increasing the current principal balance back to the original balance of the Note and is modifying the payment terms of the Amended Note, all as set forth in the Amended Note, together with any and all renewals thereof. Performance by either Guarantor under the Guaranty Agreement will not entitle said Guarantor to any payment from Borrower under any claim for contribution, indemnification, subrogation, or otherwise until after repayment in full of the Loan, as increased as reflected in the Amended Note.

Guarantors hereby release and forever discharge Lender, its partners, affiliates, subsidiaries and related parties and their respective directors, officers, employees, agents, predecessors, successors, assigns, attorneys, and representatives (collectively the “Lender Parties”) from any and all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which they or any of them might now have or claim to have against any Lender Party, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way concerning, arising out of or founded on the Notes and/or the Loan Documents executed in connection with the Notes, including, without implied limitation, all such loss or damage of any kind heretofore sustained or that might arise as a consequence of the dealings between Borrower and/or Guarantors and any Lender Party.

Unless otherwise defined herein, all words and phrases with their initial letter capitalized shall be afforded the meaning given in that certain Loan and Security Agreement dated July 3, 2013, as amended by the First Modification to Loan and Security Agreement dated of even date herewith.

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IN WITNESS WHEREOF, the undersigned Guarantors have executed this instrument on this            day of September, 2014.

GUARANTORS:	WEXFORD SPECTRUM INVESTORS LLC, a Delaware limited liability company

	By:	WEXFORD CAPITAL LP, a Delaware limited partnership, its Manager

	By:	WEXFORD GP LLC, a Delaware limited liability company, its General Partner

		By:	/s/ Arthur Amron
Name: Arthur Amron
Title: Vice President and Assistant Secretary

	Address:	411 West Putnam
Greenwich, Connecticut 06830

WEXFORD SPECTRUM TRADING LIMITED, a Cayman Island exempted company

		By:	/s/ Arthur Amron
Name: Arthur Amron
Title: Vice President and Assistant Secretary

	Address:	411 West Putnam
Greenwich, Connecticut 06830

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